Exhibit 10.20.2

FIRST AMENDMENT TO TAX MATTERS AGREEMENT

THIS FIRST AMENDMENT TO TAX MATTERS AGREEMENT (this “Amendment”), dated as of May 28, 2012, is by and between Cardinal Health, Inc., an Ohio corporation (“Cardinal Health”), and CareFusion Corporation, a Delaware corporation (“CareFusion”). Each of Cardinal Health and CareFusion is sometimes referred to herein as a “Party” and, collectively, as the “Parties.” Any capitalized terms used, but not otherwise defined, herein shall have the same meanings assigned to such terms in the Tax Matters Agreement between the Parties dated as of August 31, 2009 (the “Tax Matters Agreement ”).

WHEREAS, Cardinal Health intends to make a deposit pursuant to Section 6603 of the Code with the IRS for Cardinal Health Taxes for fiscal years 2003, 2004 and 2005 (the “Cardinal Health Deposit”); and

WHEREAS, Cardinal Health intends that the Cardinal Health Deposit will reduce the amount of Cardinal Health Taxes ultimately due to the U.S. Treasury and/or IRS for fiscal years 2003, 2004 and 2005, including corresponding relief from the accrual of underpayment interest under Section 6621 of the Code with respect to such Cardinal Health Taxes;

WHEREAS, the Parties intend to apply Section 6603 of the Code as if Cardinal Health and CareFusion are separate taxpayers as of the date a Party makes any deposit pursuant to Section 6603 of the Code with the IRS for Cardinal Health Taxes or CareFusion Taxes, as applicable; and

WHEREAS, the Parties desire to amend the Tax Matters Agreement to address the treatment of deposits, including the Cardinal Health Deposit, made pursuant to Section 6603 of the Code with the IRS to the effect that any such deposit will benefit only the Party making the deposit.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Amendment, each of the Parties mutually covenants and agrees as follows:

Section 1. Amendment to Article III of Tax Matters Agreement. Article III of the Tax Matters Agreement is amended by adding the following provision:

“Section 3.05. Treatment of Section 6603 Deposits with the IRS. Cardinal Health shall be entitled to any benefits of or arising or resulting from any deposit made pursuant to Section 6603 of the Code with the IRS (a “Section 6603 Deposit”) by Cardinal Health (and Cardinal Health shall be entitled to any return of any such Section 6603 Deposit by the IRS (together with any interest thereon) pursuant to Section 6603(c) and (d) of the Code), and such Section 6603 Deposit by Cardinal Health shall not impact the obligation of CareFusion to pay, and indemnify and hold the Cardinal Health Indemnified Parties harmless from and against, any CareFusion Taxes (including Tax and underpayment interest under Section 6621 of the Code) in accordance with Section 3.02, nor shall it affect the calculation of CareFusion Taxes for any Tax period. Likewise, CareFusion shall be entitled to any benefits of or arising or resulting from any Section 6603 Deposit by CareFusion (and CareFusion shall be entitled to any return of any such Section 6603 Deposit by the IRS (together with any interest thereon) pursuant to Section 6603(c) and (d) of the Code), and such Section 6603 Deposit by CareFusion shall not impact the obligation of Cardinal Health to pay, and indemnify and hold the CareFusion Indemnified Parties harmless from and against, any Cardinal Health Taxes (including Tax and underpayment interest under Section 6621 of the Code) in accordance with Section 3.01, nor shall it affect the calculation of Cardinal Health Taxes for any Tax period.”

Section 2. No Other Amendment. Except as otherwise provided herein, the Tax Matters Agreement remains unmodified and in full force and effect in accordance with its terms.

Section 3. Counterparts. This Amendment may be executed in one or more counterparts each of which when executed shall be deemed an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of such Amendment.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first written above by their respective duly authorized officers.

CARDINAL HEALTH, INC.

By:    /s/ STEPHEN T. FALK
Name: Stephen T. Falk
Title: Executive Vice President and General Counsel

CAREFUSION CORPORATION

By:    /s/ AMARENDRA DUVVUR
Name: Amarendra Duvvur
Title: Senior Vice President, Treasurer

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